Exhibit 99.1

FTC Solar Announces Waiver and Amendment to Credit Agreement

AUSTIN, Texas, October 5, 2026— FTC Solar, Inc. (Nasdaq: FTCI), a leading provider of solar tracker systems, software, and engineering services, announced today that it has entered into an amended credit agreement with its lenders, relating primarily to the principal prepayment terms and the financial covenants that would have applied during the remainder of 2026.

Key terms of the amendment include the following:

●	Deferral of $5 million cash repayment requirement that was otherwise due September, 30, 2026 to March 31, 2027

●	No financial covenants apply to the third quarter of 2026 and will not apply to the fourth quarter of 2026

●	Future cash balance covenant adjusted to $15 million and will be tested starting January 4, 2027

●	Removal of full-year 2026 adjusted EBITDA covenant

●	Introduction of first quarter 2027 adjusted EBITDA covenant of $2 million

●	Other financial covenants (revenue, direct margin, purchase order amounts) begin to apply at the end of the first quarter of 2027

“We’re pleased to announce this amendment, which reflects the strength of our partnership with our lenders, and the progress we continue to make as a company,” said Anthony Carroll, CEO of FTC Solar. “These adjustments provide us with greater flexibility to execute our business strategy and position the company for sustainable, long-term growth, while allowing that growth to develop organically.”

Additional information related to the amended agreement can be found in the Company’s Current Report on Form 8-K filed today with SEC.

About FTC Solar Inc.

Founded in 2017 by a group of renewable energy industry veterans, FTC Solar is a leading provider of solar tracker systems, technology, software, and engineering services. Solar trackers significantly increase energy production at solar power installations by dynamically optimizing solar panel orientation to the sun. FTC Solar’s innovative tracker designs provide compelling performance and reliability, with an industry-leading installation cost-per-watt advantage.

FTC Solar Investor Contact:

Bill Michalek

Vice President, Investor Relations

FTC Solar

T: (737) 241-8618

E: IR@FTCSolar.com

Forward-Looking Statements

This press release contains forward looking statements. These statements are not historical facts but rather are based on our current expectations and projections regarding our business, operations and other factors relating thereto. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are used to identify these forward-looking statements. Specific forward-looking statements in this press release include, without limitation, our expectation that we will have greater flexibility to execute our business strategy and position the company for sustainable, long-term growth, while allowing that growth to develop organically. These statements are only predictions and as such are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  In addition, this press release contains statements about third parties and their commercial activity.  We have not independently verified or confirmed such statements and have instead relied on the veracity of information as provided to us by such third parties related to such statements.  You should not rely on our forward-looking statements or statements related to third parties or their commercial activities as predictions of future events, as actual results may differ materially from those in the forward-looking statements or statements related to third parties or their commercial activities because of several factors, including those described in more detail above and in our filings with the U.S. Securities and Exchange Commission, including the section entitled “Risk Factors” contained therein. FTC Solar undertakes no duty or obligation to update any forward-looking statements or statements related to third parties or their commercial activities contained in this release as a result of new information, future events or changes in its expectations, except as required by law.

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